                                                                     EXHIBIT 1.1

                                                             S&C Draft of 6/2/97

                         6,000,000 PREFERRED SECURITIES

                             PP&L CAPITAL TRUST II
                               (a Delaware Trust)

              Trust Originated Preferred Securities ("TOPrS")/SM/


                             UNDERWRITING AGREEMENT
                             ----------------------

                                      June  , 1997



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
A.G. EDWARDS & SONS, INC.,
LEGG MASON WOOD WALKER, INCORPORATED,
MORGAN STANLEY & CO. INCORPORATED,
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,
 As Underwriters,
   c/o Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
            Merrill Lynch World Headquarters,
             North Tower,
                 World Financial Center,
                   New York, New York 10281.



Dear Sirs:

1.   Introductory.
     ------------

          PP&L Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et
                                                                             --
seq.), and Pennsylvania Power & Light Company, a Pennsylvania corporation (the
---
"Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"),

-----------------------
/SM/ "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Prudential Securities Incorporated and the other underwriters named in Schedule A hereto (collectively the "Underwriters" which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Trust Originated Preferred Securities (Liquidation Amount of $25 per Preferred Security) of the Trust ("Preferred Securities") set forth in Schedule A hereto. The Preferred Securities will be fully, irrevocably and unconditionally guaranteed by the Company as and to the extent described in the Prospectus (the "Guarantee") pursuant to the Guarantee Agreement (the "Guarantee Agreement"), dated as of June , 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"). The Preferred Securities and the related Guarantee are referred to herein as the "Securities". Certain terms of the Securities are set forth in Schedule B hereto.

          The Offerors understand that the Underwriters propose to make a public offering of the Securities. The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company as and to the extent set forth in the Prospectus pursuant to the Guarantee Agreement, and will be used by the Trust to purchase junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of the Trust, dated as of June , 1997 (the "Trust Agreement"), among the Company, as Depositor, John R. Biggar and James E. Abel, as administrative trustees (each of whom is an employee of the Company) (the "Administrative Trustees"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee" and, together with the Administrative Trustees and the Property Trustees, the "Trustees"). The Junior Subordinated Debentures will be issued pursuant to an indenture, dated as of April 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee").

          In connection with the foregoing, the Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-27773) for the registration under the Securities

Act of 1933, as amended (the "1933 Act"), of the Securities, and the Junior Subordinated Debentures. A prospectus setting forth the terms of the Securities and the Junior Subordinated Debentures and of their sale and distribution has been or will be prepared and will be filed or transmitted for filing pursuant to Rule 424 under the 1933 Act. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Basic Prospectus", respectively; and the Basic Prospectus, as it may be amended or supplemented, is herein referred to as the "Prospectus" (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the published rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), except that, if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

2.  Representations and Warranties.
    ------------------------------

          (a) The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter that:

          (i) The Registration Statement, when it became or becomes effective, and the Prospectus and any amendment or supplement thereto, when filed or transmitted for filing with the Commission and on the date of this Agreement, complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), as applicable, and, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to enter into and perform its obligations under this Agreement, the Trust Agreement, the Indenture, and the Guarantee and to purchase, own, and hold the Common Securities issued by the Trust.

          (iv) The Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Delaware with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Trust Agreement; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

          (v) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (vi) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

          (vii) The Trust Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will be a valid and binding obligation enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or reorganization laws relating to or affecting the enforcement of creditors' rights and by general equity principles (the "Bankruptcy Exceptions"), and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Trust Agreement was or will have been duly qualified under the 1939 Act.

          (viii) The Guarantee Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and the Guarantee and the Guarantee Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement the Guarantee Agreement was or will have been duly qualified under the 1939 Act.

          (ix) The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform in all material respects to the statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

          (x) The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was or will have been duly qualified under the 1939 Act.

          (xi) The Junior Subordinated Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; will be in the form contemplated by, and entitled to the benefits of, the Indenture; and will conform in all material respects to the statements relating thereto contained in the Prospectus.

          (b) Each of the several Underwriters represents and warrants to, and agrees with, the Offerors, their respective directors and such of their respective officers who shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule C hereto furnished to the Offerors by or through you on behalf of such Underwriter expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

3.  Purchase and Sale of Preferred Securities.
    -----------------------------------------

          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees, to purchase from the Trust the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof at the price per security set forth in Schedule B hereto.

4.  Delivery and Payment.
    --------------------

          Payment of the full purchase price of the Preferred Securities shall be made by or on behalf of the several Underwriters by the wire transfer of
immediately available funds to the Trust's account (No.          ) at The Chase
Manhattan Bank (ABA Routing No.         ) Reference: PP&L Capital Trust II by
10:00 A.M., New York Time, on the Closing Date (as hereinafter defined). Such payment shall be made against delivery to The Depository Trust Company ("DTC") for the respective accounts of the Underwriters of a global certificate for the Preferred Securities to be purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least two business days before the Closing Date, or to the extent not so requested, registered in the names of the several Underwriters in such authorized denominations as the Offerors may determine. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose wire transfer has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

          At the Closing Date, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters set forth in Schedule B hereto by the wire transfer of immediately available funds to the account of
Merrill Lynch, Pierce, Fenner & Smith Incorporated (No.                  )at The
Chase Manhattan Bank (ABA Routing No.            ) Reference: PP&L Capital Trust
II (No.         ).

          For the purpose of expediting the checking and packaging of the certificates evidencing the Preferred Securities, the Offerors will make the global certificate for the Preferred Securities available for inspection by the Underwriters at the offices of The Chase Manhattan Bank not later than 10:00 A.M., New York time, on the business day next preceding the Closing Date.

          The term "Closing Date" wherever used in this Agreement shall mean the date set forth in Schedule B hereto, or such other date (i) not later than the eighth full business day thereafter as may be agreed upon in writing by the Company, the Trust and the Underwriters, or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.

5.  Certain Covenants of the Offerors.
    ---------------------------------

          Each of the Offerors jointly and severally covenant with the several Underwriters as follows:

          (a) To notify the Underwriters promptly, and confirm the notice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement, or the initiation of proceedings for that purpose, and to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

          (b) To file the Prospectus with the Commission pursuant to Rule 424(b) under the 1933 Act not later than the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to advise you promptly of any such filing; and to advise you promptly of any proposal to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise; and will furnish the Underwriters with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object in writing;

          (c) To use their best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities (and the Guarantee) and the Junior Subordinated Debentures for offer and sale under the securities or blue sky laws of such states and the other jurisdictions of the United States as the Underwriters may designate, to continue such qualifications in effect so long as required for the distribution of the Preferred Securities and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Preferred Securities for offer and sale, to continue such qualification, to determine the eligibility of the Preferred Securities for investment and to print the memoranda relating thereto; provided that none of the Offerors shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Preferred Securities, or to meet any other requirement in connection with this paragraph (c) deemed by such Offeror to be unduly burdensome; and the Company will advise Merrill Lynch promptly of any order or communication of any public authority known to the Company suspending or threatening to suspend the qualification of the Preferred Securities for sale, or the eligibility of the Preferred Securities for purchase by such institutions, in any jurisdiction;

          (d) Promptly to deliver to you two signed copies of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of unsigned copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as the Underwriters may reasonably request;

          (e) Promptly to furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations;

          (f) If, at any time when the Prospectus relating to the Preferred Securities is required to be delivered under the 1933 Act in connection with sales of the Preferred Securities, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, to advise the Underwriters of such event or necessity, as the case may be, and, promptly upon request made by the Underwriters, to prepare and file with the Commission subject to paragraph (b) above an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided that the expense of preparing
                                        --------
     and
     filing any such amendment or supplement (i) which is necessary in connection with such a delivery of the Prospectus more than nine months after the date of this Agreement or (ii) which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that the Underwriters shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Preferred Securities and, for the purposes of this paragraph (f), the Company shall be entitled to assume that the distribution of the Preferred Securities has been completed when it is advised by you that no Underwriter or such dealer retains any Preferred Securities;

          (g) As soon as practicable, the Trust will make generally available to its security holders an earnings statement of the Company covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the 1933 Act which will satisfy the provisions of Section 11(a) of the 1933 Act;

          (h) The Offerors will use best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Junior Subordinated Debentures, the Company will use its best efforts to effect the listing of the Junior Subordinated Debentures on the exchange on which the Preferred Securities were then listed;

          (i) During a period of 30 days from the date of this Agreement, neither the Trust nor the Company will, without the Underwriters' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities issued pursuant to this Agreement); and

          (j) The Trust will apply the net proceeds from the sale of the Preferred Securities for the purposes set forth in the Prospectus.

 6.   Payment of Expenses.
      -------------------

          The Company will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Offerors, including all expenses (except as provided in Section 5(f) hereof) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the original issue and delivery of the Preferred Securities to the Underwriters at the place designated in Section 4 hereof, and all Federal and State taxes (if any) payable (not including any transfer taxes) upon the original issue of the Preferred Securities, the Guarantee or the Junior Subordinated Debentures, any fee charged by securities ratings services for rating the Preferred Securities, the Guarantee and the Junior Subordinated Debentures, the fees and expenses incurred in connection with the listing of the Preferred Securities, and the fee of the National Association of Securities Dealers, Inc., if any, (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of such other documents or certificates as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures, and to reimburse the Underwriters for expenses incurred in distributing any preliminary prospectus or supplement to the Underwriters, and (iii) any additional costs of effecting payment of the purchase price of the Preferred Securities in immediately available funds as compared with New York Clearing House (next day) funds.

7.    Conditions of Underwriters' Obligations.
      ---------------------------------------

          The obligations of the Underwriters hereunder are subject to the following conditions:

          (a) The Underwriters shall have received from Price Waterhouse LLP, a letter, dated the date of this Agreement, in form and substance satisfactory to you, to the effect that:

               (i) They are independent accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

               (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3.

               (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (A) Reading the minutes of meetings of the shareowners and the Board of Directors of the Company and its Executive, Compensation and Corporate Governance, Finance and Nuclear Oversight Committees since December 31, 1996 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                    (B) With respect to the unaudited consolidated balance sheet as of March 31, 1997, and the unaudited consolidated statements of income and of cash flows included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 ("Form 10-Q") incorporated by reference in the Registration Statement,

               (i) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information,
                                                  -----------------------------
          on the unaudited consolidated balance sheet and the unaudited consolidated statements of income and of cash flows included in the Company's Form 10-Q;

               (ii) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (B)(i) comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, as it applies to Form 10-Q, and the related published rules and regulations thereunder;

                    (C) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration

          Statement to the date of the latest available interim financial data; and

                    (D) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

          nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (i) the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, as it applies to Form 10-Q, and the related published rules and regulations thereunder; or (ii) any material modifications should be made to the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (iii) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock (except for shares of certain series of the Company's preferred stocks redeemed for, or purchased and retired in anticipation of, sinking fund requirements for such series, or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or (iv) for the period from the closing date of the latest consolidated income statement incorporated by reference in the Registration Statement to the date of the latest available interim financial data there were any decreases, as compared with the corresponding period in the preceding year, in net income before dividends on preferred stock of the Company, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes or decreases.

               (iv) The letter shall also state that the information set forth in Schedule D hereto, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, except as otherwise specified in such letter.

          (b) The Prospectus shall have been filed with the Commission in accordance with the 1933 Act Regulations and Section 5(b) of this Agreement and prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Offerors, shall be contemplated by the Commission and the Underwriters shall have received at the Closing Date certificates, dated the Closing Date, of the Company and of the Trust.

          (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change or any development involving a prospective change not contemplated by the Prospectus in or affecting particularly the business or properties of the Trust or the Company, which, in the judgment of Merrill Lynch, materially impairs the investment quality of the Preferred Securities; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by Federal or New York authorities; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of Merrill Lynch, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Preferred Securities and Merrill Lynch makes a similar determination with respect to all other underwritings of Trust Originated Preferred Securities in which it is participating and has the contractual right to make such a determination; or (v) any decrease in the ratings of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Preferred Securities.

          (d)  On the Closing Date the Underwriters shall have received:

               (1) The favorable opinions, dated as of the Closing Date, of Michael A. McGrail, Esq., Senior Counsel (or such other counsel for the Company as may be acceptable to you), Simpson Thacher & Bartlett, special counsel to the Company, and Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors, each in form and substance satisfactory to counsel for the Underwriters, to the cumulative effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Trust has been duly created and is validly existing in good standing as a business trust under the laws of the State of Delaware; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities and the Common Securities;

               (iii) The Trust Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, is a valid and binding obligation enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Trust Agreement has been duly qualified under the 1939 Act;

               (iv) The Common Securities have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Trust Agreement and as described in the Prospectus, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights;

               (v) The Preferred Securities have been duly authorized for issuance and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights. Such counsel may note that the Preferred Securities holders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and (b) provide security and indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Trust Agreement;

               (vi) The holders of the Preferred Securities and Common Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware or any taxing authority thereof solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware or any taxing authority thereof;

               (vii) The statements in the Prospectus under the captions "PP&L Capital Trust II", "Description of Preferred Securities", "Description of Subordinated Debentures", "Description of Guarantee" and "Relationship Among the Preferred Securities, the Subordinated Debentures and the Guarantee", insofar as they purport to constitute summaries of certain terms of the Preferred Securities, the Junior Subordinated Debentures, the Guarantee and the Company agreements with respect thereto, in each case constitute accurate summaries of the terms of such documents and securities, in all material respects;

               (viii) The portions of the information contained in the Prospectus, which are stated therein to have been made on the authority of any such counsel, have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct;

               (ix) Each of the Company and PP&L Resources, Inc. are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, applicable to it as a holding company;

               (x) Except as described in the Registration Statement and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to own and to operate its properties and to carry on the utility business in which it is engaged;

               (xi) The Registration Statement has become effective under the 1933 Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement, as of its effective date, and any amendment or supplement thereto, as of its date, and the Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and nothing has come to the attention of such counsel which would lead such counsel to believe either that the Registration Statement or any such amendment or supplement, as of such dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the

     Prospectus and that only Simpson Thacher & Bartlett will pass on federal income tax consequences;

               (xii) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus and that only Simpson Thacher & Bartlett will pass on federal income tax consequences pursuant to
     Section 7(d)(3);

               (xiii) This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company;

               (xiv) The Guarantee Agreement has been duly authorized, executed and delivered by the Company; the Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Guarantee Agreement has been duly qualified under the 1939 Act;

               (xv) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Indenture Trustee, is a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act;

               (xvi) The Junior Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and are entitled to the benefits of the Indenture;

               (xvii) Neither the Company nor the Trust is now, and giving effect to the transactions contemplated by this Agreement, the Prospectus, and the application of the proceeds from the sale of the Preferred Securities will be, an "investment company" within the meaning of the 1940 Act; and

               (xviii) No approval, authorization, consent or other order of any public board or body is legally required for the authorization of the issuance and sale of the Common Securities or the offering, issuance and sale of the Preferred Securities, the Junior Subordinated Debentures or the Guarantee, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities or "blue sky" laws of any jurisdiction, (b) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the 1939 Act and 1939 Act Regulations and
     (c) the approvals by the Pennsylvania Public Utility Commission which have been received.

               In rendering their opinion, Simpson Thacher & Bartlett and Richards, Layton & Finger, P.A. may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel referred to in Section 7(d) of this Agreement, and as to matters governed by Delaware law Simpson Thacher & Bartlett may rely upon the opinion of Richards, Layton & Finger, P.A. In rendering his opinion, Michael A. McGrail, Esq., or such other counsel referred to in Section 7(d) of this Agreement, may rely as to matters governed by Delaware law upon the opinion of Richards, Layton & Finger, P.A. All such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon representations of officers of the Company and of the Trustees and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

               (2) The favorable opinion, dated as of the Closing Date, of Pryor, Cashman, Sherman & Flynn, counsel for The Chase Manhattan Bank and Chase Manhattan Bank Delaware, in their respective capacities as Trustees under the Trust Agreement, the Guarantee Agreement, and the Indenture, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) Such Trustees are banking corporations with trust powers, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, with all necessary power and authority to execute and deliver, and to carry out and perform their respective obligations under the terms of, the Trust Agreement, the Guarantee Agreement and the Indenture;

               (ii) The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of such Trustees, and constitute valid and binding obligations of such Trustees in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions;

               (iii) The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by such Trustees do not conflict with or constitute a breach of the Articles of Incorporation or Bylaws or other governing instruments of such Trustees; and

               (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Trustees, the Trust Agreement, the Guarantee Agreement or the Indenture.

               Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

               (3) The opinion of Simpson Thacher & Bartlett, special tax counsel to the Company and the Trust, generally to the effect that the statements made in the Prospectus under the caption "Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

               (4) The favorable opinion or opinions, dated as of the Closing Date, of Sullivan & Cromwell, counsel for the Underwriters, with respect to the incorporation and legal existence of the Company, the validity of the Guarantee and the Junior Subordinated Debentures, this Agreement, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sullivan & Cromwell may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel for the Company referred to in Section 7(d), and as to matters governed by Delaware law upon the opinion of Richards, Layton & Finger, P.A.

          (e) The Underwriters shall have received a certificate, dated the Closing Date, of the President or a Vice President and a financial or accounting officer of the Company and a certificate of an Administrative Trustee of the Trust in which such officers or trustee, as the case may be, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct (except for immaterial details) as of the Closing Date, (ii) the Company and or Trust, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company or the Trust, as the case may be, except as set forth or contemplated in the Prospectus or as described in such certificate.

          (f) The Underwriters shall have received a letter from Price Waterhouse LLP, dated the Closing Date, which meets the requirements of
     Section 7(a) of this Agreement, except that the specified date referred to in paragraph (D) of Section 7(a)(iii) will be a date not more than five days prior to the Closing Date for the purposes of this Section 7(f).

          (g) At the Closing Date, the Preferred Securities and the Junior Subordinated Debentures shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Company or the Trust shall have delivered to the Underwriters a letter, dated the Closing Date, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities and the Junior Subordinated Debentures have Investment Grade ratings.

          (h) At the Closing Date, the Preferred Securities shall have been approved for listing on the New York Stock Exchange subject to notice of issuance.

          The Company will furnish the Underwriters as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

          In case any such condition shall not have been satisfied, this Agreement may be terminated by the Underwriters upon notice in writing or by telegram to the Offerors without liability or obligation of any party, except as provided in Sections 5(c), 6, 9, 11 and 13 hereof.

8.    Conditions of Offeror's Obligations.
      -----------------------------------

          The obligations of the Offerors to sell and deliver the Preferred Securities on the Closing Date are subject to the following conditions:

          (a) At the Closing Date no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Offerors, shall be contemplated.

           (b) At or before the Closing Date, the Pennsylvania Utility Commission and any other regulatory authority whose consent or approval shall be required for the issue and the sale of the Securities, the Guarantee and the Junior Subordinated Debentures as herein provided shall have taken all requisite action, or all requisite action shall be deemed in fact and law to have been taken, to authorize such issue and sale on the terms set forth in the Prospectus.

          If either of the foregoing conditions shall not have been satisfied, then the Offerors shall be entitled, by notice in writing or by telegram to the Underwriters, to terminate this Agreement without any liability of any party, except as provided in Sections 5(c), 6, 9, 11 and 13 hereof.

9.    Indemnification and Contribution.
      --------------------------------

            (a) The Offerors agree that they will jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Offerors agree to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however,
                                                              --------  -------
that the Offerors shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information specified in Schedule B hereto furnished to the Trust or the Company by any Underwriter through Merrill Lynch expressly for use in any such document; and provided further, that with respect to any untrue statement or alleged
    -------- -------
untrue statement or omission or alleged omission made in any preliminary prospectus or supplement, the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, expense, claim, damage or liability purchased the Securities concerned (or to the benefit of any person controlling such Underwriter), if a copy of the Prospectus (not including documents incorporated by reference therein) or of the Prospectus as then amended or supplemented (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any preliminary prospectus or supplement thereto was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such sending or delivery.

          (b) The Company agrees to indemnify the Trust against all loss, expense, claim, damage or liability as due from the Trust under Section 9(a) hereunder.

          (c) Each Underwriter severally agrees that it will indemnify and hold harmless the Offerors, their officers, directors and Trustees, and each of them, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information specified in Schedule B hereto furnished to the Trust or the Company by any Underwriter through Merrill Lynch expressly for use in any such document; and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Offerors, their officers, directors and Trustees, and each of them, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

          (d) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section 9(f) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Securities.

          (e) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Offerors of a claim in respect thereof pursuant to Section 9(d) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Offerors to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Offerors from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Offerors and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).


          (f) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

          (g) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company, the Trust and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the Trust or any person controlling the Trust or any Trustee, (ii) acceptance of any Preferred Securities and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10.    Default of Underwriters.
       -----------------------

          If one or more of the Underwriters shall fail at the Closing Date to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Default Securities in such amounts as may be agreed upon and upon the terms herein set forth in this Agreement. If, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then: (i) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In the event of any such default which does not result in a termination of this Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the

Registration Statement or Prospectus or in an any other documents or arrangements, and the Offerors will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be necessary. As used in this Agreement, the term "Underwriter" includes for all purposes of this Agreement any person substituted for an Underwriter under this
Section 10.

          Nothing in this Section 10 shall relieve an Underwriter from liability for its default.

11.    Survival of Certain Representations and Obligations.
       ---------------------------------------------------

          The respective indemnities, agreements, representations and warranties of the Company and the Trust and of or on behalf of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Offerors or any of their respective officers, directors, Trustees or any controlling person, and will survive delivery of and payment for the Preferred Securities. If for any reason the purchase of the Preferred Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 5(c) and 6, and the respective obligations of the Company, the Trust and the Underwriters pursuant to Section 9 hereof shall remain in effect.

12.    Notices.
       -------

          The Offerors shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by the Underwriters jointly or by Merrill Lynch. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company or the Trust, shall be sufficient in all respects if delivered or mailed to the Company, attention of its Treasurer, at Two North Ninth Street, Allentown, Pennsylvania 18101, and, if to an Underwriter, shall be sufficient in all respects if delivered or mailed to c/o Merrill Lynch, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Richard Vaccari, Managing Director; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company in writing for the purpose of communications hereunder.

13.    Parties in Interest.
       -------------------

          This Agreement shall each inure solely to the benefit of the Company, the Trust and the Underwriters and, to the extent provided in Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Company and the Trust and the Trustees of the Trust, and to any person who controls the Company or the Trust, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any assignee of an Underwriter (other than a person substituted for an Underwriter under Section 10 hereof or one who shall acquire all or substantially all of an Underwriter's business and properties), nor shall it include any purchaser of Securities from any Underwriter merely because of such purchase.

14.    Applicable Law.
       --------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.    Counterparts.
       ------------

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Trust and the several Underwriters in accordance with its terms.

                         Yours very truly,

                         PENNSYLVANIA POWER & LIGHT COMPANY



                         By:
                            --------------------------------
                            Name:  John R. Biggar
                            Title:  Vice President - Finance


                         PP&L CAPITAL TRUST II



                         By:
                            --------------------------------
                            Name:  John R. Biggar
                            Title: Administrative Trustee



                         By:
                            --------------------------------
                            Name:  James E. Abel
                            Title: Administrative Trustee

     The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written.


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
A.G. EDWARDS & SONS, INC.,
LEGG MASON WOOD WALKER, INCORPORATED,
MORGAN STANLEY & CO. INCORPORATED,
PAINE WEBBER INCORPORATED,
PRUDENTIAL SECURITIES INCORPORATED,


By MERRILL LYNCH & CO.
 Merrill Lynch, Pierce, Fenner & Smith
   Incorporated


By:
   -------------------------------
   Name:  Robert D. Craig
   Title:  Vice President

For itself and each of the other
Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                           NUMBER
                                             OF
          NAME OF UNDERWRITER            SECURITIES
          -------------------            ----------

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated........................
A.G. Edwards & Sons, Inc...............
Legg Mason Wood Walker, Incorporated...
Morgan Stanley & Co. Incorporated......
PaineWebber Incorporated...............
Prudential Securities Incorporated ....












                                          _________

Total..................................   6,000,000

                                   SCHEDULE B
                                   ----------


                       Certain Information Regarding The
                        Securities And The Sale Thereof
                        -------------------------------


1.   Title of Securities:      % Trust Originated Preferred Securities/SM/
     -------------------
     ("TOPrS"/SM/)

2.   (a)  Title of Senior Subordinated Debentures:
          ---------------------------------------
              % Junior Subordinated Deferrable Interest Debentures due July 1, 2027

     (b)  Aggregate Principal Amount of Junior Subordinated Debentures: $
          ------------------------------------------------------------

4.   Liquidation Amount per Security:  $25
     -------------------------------

5.   Initial Public Offering Price per Security:  $25 plus accrued
     ------------------------------------------
     distributions, if any, from the date of issuance

6.   Proceeds Per Security to be Paid to the Trust:  $25, plus accrued
     ---------------------------------------------
     distributions, if any, from the date of issuance

7.   Compensation Payable to Underwriters:  $
     ------------------------------------

8.   Closing Date:  June  , 1997; 9:30 a.m. New York Time
     ------------

                                   SCHEDULE C
                                   ----------

                          Information Represented and
                         Warranted by the Underwriters
                          Pursuant to Section 2(b) of
                            Underwriting Agreement.
                         -----------------------------

1. The first sentence in the last paragraph or the cover page of the Prospectus (page 1).

2.   The stabilization legend on page 2 of the Prospectus.

3.   Under the caption "Underwriting" in the Prospectus, the following:

     (a) The first paragraph of text following the table.

     (b) The last two sentences in the fourth paragraph following the table.

     (c) The second sentence in the fifth paragraph following the table.

     (d) The twelfth paragraph following the table.

                                   SCHEDULE D
                                   ----------



                   Additional Matters to be Included
                   in Accountants' Comfort Letter Pursuant to
                   Section 7(a)(iv) of Underwriting Agreement
                   __________________________________________


PROSPECTUS CAPTION        PAGE  ITEMS
------------------        ----  -----

"SELECTED FINANCIAL       14    "Ratio of Earnings to
 DATA"                          Combined Fixed Charges
                                and Preferred Dividend
                                Requirements" and
                                supporting calculations
                                shown on Exhibit 12.2 to
                                the Registration
                                Statement; and

"CAPITALIZATION"          15    Dollar amounts and
                                percentages in "As
                                Adjusted" and
                                "Percentage" columns
                                after giving effect to
                                the transactions
                                described in the
                                paragraph preceding the
                                table and the footnotes
                                thereto.

FORM 10-K CAPTION         PAGE  ITEMS
-----------------         ----  -----

"REVIEW OF THE            26    Sentence following table
 FINANCIAL CONDITION            with respect to increases
 AND RESULTS OF                 in total operating
 OPERATIONS OF PP&L             revenues
 RESOURCES, INC. AND
 PENNSYLVANIA POWER &
 LIGHT COMPANY --
 "Operating Revenues"

"REVIEW OF THE            32    The Company's actual
 FINANCIAL CONDITION            construction expenditures
 AND RESULTS OF                 during the year ended
 OPERATIONS OF PP&L             1996.
 RESOURCES, INC. AND
 PENNSYLVANIA POWER &
 LIGHT COMPANY --
 Capital Expenditure
 Requirements"

"SELECTED FINANCIAL       80    The Company's times
AND OPERATING DATA OF           interest earned before
PENNSYLVANIA POWER &            income taxes for 1995 and
LIGHT COMPANY --                1996.
"Financial Ratios"